Exhibit 99.1

Ameris Bancorp Announces Financial Results For Second Quarter 2017

MOULTRIE, Ga., July 21, 2017 /PRNewswire/ -- Ameris Bancorp (Nasdaq: ABCB) (the "Company") today reported net income of $23.1 million, or $0.62 per diluted share, for the quarter ended June 30, 2017, compared with $20.0 million, or $0.57 per diluted share, for the quarter ended June 30, 2016. For the year-to-date period ending June 30, 2017, the Company reported net income of $44.2 million, or $1.20 per diluted share, compared with $32.4 million, or $0.95 per share, for the same period in 2016.

Commenting on the Company's quarterly results, Edwin W. Hortman, Jr., the Company's President and Chief Executive Officer, said, "We are pleased to announce solid second quarter financial results, including an adjusted operating ROA of 1.32% and an adjusted operating efficiency ratio of 59.37%. Additionally, we grew loans organically by approximately $391 million, or 33% annualized in the second quarter of 2017 in the same diversified manner as in past quarters. As we move into the second half of 2017, we see enough momentum and opportunity to give us confidence in our initial loan growth goals in the 20% range."

The Company reported adjusted operating net income of $23.5 million, or $0.63 per diluted share, for the quarter ended June 30, 2017, compared with $20.3 million, or $0.58 per diluted share, for the second quarter of 2016. The Company reported adjusted operating net income of $45.1 million, or $1.23 per diluted share, for the six months ended June 30, 2017, compared with $36.7 million, or $1.08 per diluted share, for the same period of 2016. Adjusted operating net income for the periods excludes certain after-tax costs associated with acquisitions and sales of premises, as shown in the following summary of the adjustments between reported net income and adjusted operating net income:

	Three Months Ended		Six Months Ended
Adjusted Operating Net Income Reconciliation	June 2017	June 2016	June 2017	June 2016

Net income available to common shareholders	$ 23,087	$ 20,049	$ 44,240	$ 32,366
Merger and conversion charges	-	-	402	6,359
Losses (gains) on the sale of premises	570	401	865	324
Tax effect of management-adjusted charges	(199)	(140)	(443)	(2,339)
Plus: After tax management-adjusted charges	371	261	824	4,344
Adjusted Operating Net income	23,458	20,310	45,064	36,710

Reported net income per diluted share:	$ 0.62	$ 0.57	$ 1.20	$ 0.95
Adjusted operating net income per diluted share:	$ 0.63	$ 0.58	$ 1.23	$ 1.08
Reported return on average assets	1.29%	1.31%	1.27%	1.11%
Adjusted operating return on average assets	1.32%	1.33%	1.29%	1.26%

Highlights of the Company's performance and results for the second quarter of 2017 include the following:

  Adjusted operating return on average assets of 1.32% and adjusted return on average tangible equity of 14.86%
  Increase in tangible book value per share to $17.24, compared with $16.60 per share at March 31, 2017
  Organic loan growth of $391.3 million for the quarter, reflecting an annualized growth rate of 32.9%
  10.1% increase in total revenue, to $91.3 million, in the second quarter of 2017, compared with total revenue of $83.0 million in the second quarter of 2016
  Improvement in adjusted operating efficiency ratio, on a tax-equivalent basis, to 59.37% in the second quarter of 2017, compared with 61.93% in the same quarter in 2016
  Tangible common equity to tangible assets of 8.84% at June 30, 2017, compared with 8.86% at March 31, 2017 and 7.46% at December 31, 2016
  Net income from mortgage, Small Business Administration ("SBA") and premium finance lines of business totaling $7.3 million in the second quarter, compared with $6.2 million in the first quarter of 2017

Net Interest Income and Net Interest Margin
Interest income on a tax-equivalent basis increased to $73.0 million in the current quarter of 2017, an increase of $12.8 million, or 21.2%, from the same quarter in 2016. Yields on total earning assets moved higher during the quarter to 4.45%, compared with 4.38% for the first quarter in 2017. Yields on all loans excluding the effect of accretion increased to 4.59% in the current quarter of 2017, compared with 4.56% in the first quarter of 2017 and 4.42% in the second quarter of 2016. Past increases in overall loan yields were attributable primarily to moves in short-term rates, while incremental loan production yields generally trailed the portfolio yield. In the second quarter of 2017, incremental production yields increased to such a point that the dilutive effect to overall yields was very small. Management believes production yields going forward will be accretive to overall yields and will combine with rate movements to produce a faster pace of yield improvements.

Interest expense during the second quarter of 2017 moved higher to $8.3 million, compared with $4.8 million in the same quarter in 2016. The Company's cost of funds moved higher to 0.52% in the second quarter of 2017 as compared with the first quarter of 2017. This relatively material move in cost of funds was impacted by the Company's issuance of $75 million of subordinated debt late in the first quarter of 2017. Additionally, the Company adopted a more aggressive posture on deposit pricing that drove the cost of deposits in the second quarter of 2017 higher to 0.32%. As of the end of the quarter, the Company's largest deposit customers are more aggressively priced and management believes that future moves in the cost of deposits will be less dramatic.

Interest expense on non-deposit borrowings increased during the quarter to $3.7 million, compared with $1.8 million in the same quarter in 2016. Overall costs on these funding sources have decreased from a rate perspective over the past year, but the Company's use of these sources has increased from 4.4% of total funding in the first half of 2016 to 10.9% in the first half of 2017. Management is comfortable with the reliance on non-deposit borrowings at its current level but expects to manage the usage to a lower level over time with a higher velocity of deposit growth.

Non-interest Income
Non-interest income in the second quarter of 2017 was $28.2 million, a slight decrease from the $28.4 million reported in the second quarter of 2016. Service charges in the second quarter of 2017 were $10.6 million, an increase of $180,000, or 1.7%, compared with the same quarter in 2016. Service charge-related revenues on commercial and consumer accounts increased, while NSF fee income declined.

Operational efficiency continued to improve the financial results of the Company's retail mortgage group. Revenue from mortgage operations increased to $16.5 million, an increase of 4.2% compared with the same quarter in 2016. However, net income for the Company's retail mortgage division increased 13.3% during the second quarter of 2017 to $4.1 million, compared with $3.6 million in the second quarter of 2016. Total retail production increased to $400.2 million in the quarter, compared with $375.7 million in the second quarter of 2016, while spread (gain on sale) decreased to 3.46% in the current quarter compared with 3.90% in the same quarter of 2016. Open pipelines at the end of the quarter were $174.3 million, compared with $146.3 million at the beginning of the second quarter of 2017 and $162.6 million at the end of the second quarter of 2016.

Net income for the Company's warehouse lending division decreased during the quarter, from $1.1 million in the second quarter of 2016 to $837,000 in the second quarter of 2017. However, loan production increased from $790.6 million in the second quarter of 2016 to approximately $966.8 million in the current quarter. The decline in profitability is attributable to an increase of $176,000 in the Company's provision for loan loss expense and $219,000 of additional cost of funds allocated to the division. The Company experienced a contraction in quarter-end balances at the end of the first quarter, but rebounded as expected during the second quarter, bringing average balances down quarter-over-quarter.

Revenues from the Company's SBA division were $2.6 million during the second quarter of 2017, compared with $2.4 million during the second quarter of 2016. Net income for the division decreased slightly from $880,000 for the second quarter of 2016 to $875,000 for the second quarter of 2017, due to increased compensation costs.

Revenues from the premium finance division continued to meet management's expectations, reporting $1.5 million of net income for the second quarter of 2017, compared with $1.3 million in the first quarter of 2017. Management continues to be pleased with the profitability metrics and the franchise potential from this new partnership with US Premium Finance and believes that the management and sales talent in place are adequate to achieve the strong growth goals that were initially forecasted.

Non-interest Expense
During the second quarter of 2017 and 2016, the Company incurred pre-tax losses on the sale of premises totaling $570,000 in 2017 and $401,000 in 2016. Excluding these charges, operating expenses increased approximately $3.2 million, to $55.2 million, from $52.0 million in the second quarter of 2016. Additional operating expenses associated with the premium finance division impacted operating expenses by approximately $3.3 million in the second quarter of 2017. During the second quarter of 2017, the Company incurred approximately $401,000 of operating expenses related to the new equipment finance line of business. Management expects loan production to grow in the remainder of 2017 to offset these operating expenses.

Management continues to focus its efforts on improving the operating efficiency and the net overhead ratio of the Company. During the second quarter of 2017, the Company's adjusted operating efficiency ratio declined to 59.37%, compared with 59.67% in the first quarter of 2017 and 61.93% in the second quarter of 2016. The Company's adjusted operating net overhead ratio also declined, to 1.51% in the second quarter of 2017, compared with 1.57% in the first quarter of 2017.

Salaries and benefits increased by $1.6 million to $29.1 million in the current quarter of 2017, compared with $27.5 million in the second quarter of 2016. Increases in salaries and benefits from the second quarter of 2016 to the second quarter of 2017 relating to the Company's ongoing Bank Secrecy Act compliance efforts, the addition of the premium finance division and the addition of the equipment finance line of business were $863,000, $993,000 and $338,000, respectively.

Total credit costs (provision and non-provision credit resolution-related costs) totaled $2.8 million in the second quarter of 2017, compared with $2.7 million in the same quarter in 2016 and $2.8 million in the first quarter of 2017.

Balance Sheet Trends
Total assets at June 30, 2017 were $7.40 billion, compared with $6.89 billion reported at December 31, 2016 and $7.09 billion reported at March 31, 2017.

Loans, including loans held for sale, totaled $5.82 billion at June 30, 2017, compared with $5.37 billion at December 31, 2016 and $5.43 billion at March 31, 2017. During the quarter, growth in core loans (legacy and purchased non-covered loans) increased by $391.3 million, or 32.9% on an annualized basis. Growth in legacy loans was diversified across product type, with commercial and industrial and agriculture at 35% of incremental growth, residential real estate at 29%, construction and development at 16%, CRE at 14%, and consumer and other loans at 6% of the total. Loans held for sale, which includes both residential mortgage and SBA-guaranteed loans, increased $41.1 million during the second quarter of 2017.

Loan production and growth associated with the new premium finance division continue to meet forecasted levels. Loans outstanding grew $50.7 million, or 47.7% annualized, from $425.9 million at the end of the first quarter of 2017 to $476.6 million at the end of the second quarter of 2017.

Lending activity in the Company's new equipment finance line of business, which provides financing for heavy equipment in the manufacturing, transportation and construction sectors, finished the quarter with approved credit totaling $126.7 million at a weighted average yield of approximately 4.18%. Outstanding balances have been slower to book and ended the quarter at $15.9 million. Management expects additional approvals throughout the remainder of the year and that usage on approved lines will increase and support the Company's overall growth goals in the second half of 2017.

Mortgage warehouse balances rebounded during the quarter to finish at $173.9 million at June 30, 2017, compared with $107.8 million at the end of the first quarter of 2017 and $150.5 million at the same time in 2016. Loan production increased to $966.8 million, or 22.3%, from the same quarter in 2016.

Investment securities at the end of the second quarter of 2017 were $861.2 million, or 12.6% of earning assets, compared with $852.2 million, or 13.5% of earning assets, at December 31, 2016.

At June 30, 2017, total deposits amounted to $5.79 billion, or 88.1% of total funding, compared with $5.58 billion and 89.8%, respectively, at December 31, 2016. Non-interest bearing deposits at the end of the current quarter were $1.67 billion, or 28.9% of total deposits, compared with $1.57 billion, or 28.2%, at December 31, 2016. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $3.10 billion at June 30, 2017, compared with $3.04 billion at the end of 2016. These funds represented 53.6% of the Company's total deposits at June 30, 2017, compared with 54.6% at the end of 2016.

Shareholders' equity at June 30, 2017 totaled $782.7 million, compared with $646.4 million at December 31, 2016. The increase in shareholders' equity was the result of the issuance of shares of common stock in the Company's public offering, plus earnings of $44.2 million during the first six months of 2017. Tangible book value per share at June 30, 2017 was $17.24, up 19.6% from $14.42 at the end of 2016. Tangible common equity as a percentage of tangible assets was to 8.84% at the end of the second quarter of 2017, compared with 7.46% at the end of 2016.

Conference Call
The Company will host a teleconference at 10:00 a.m. EDT today (July 21, 2017) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB. A replay of the call will be available one hour after the end of the conference call until August 4, 2017. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10109634. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp
Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company's banking subsidiary, Ameris Bank, had 97 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management of Ameris Bancorp (the "Company") uses these non-GAAP measures in its analysis of the Company's performance. These measures are useful when evaluating the underlying performance and efficiency of the Company's operations and balance sheet. The Company's management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company's management believes that investors may use these non-GAAP financial measures to evaluate the Company's financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe", "estimate", "expect", "intend", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company's periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company's results of operations and financial condition.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2017	2017	2016	2016	2016	2017	2016

EARNINGS

Net Income	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 20,049	$ 44,240	$ 32,366

Adjusted Operating Net Income	$ 23,458	$ 21,606	$ 22,205	$ 21,712	$ 20,310	$ 45,064	$ 36,710

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$ 0.62	$ 0.59	$ 0.52	$ 0.62	$ 0.58	$ 1.21	$ 0.96
Diluted	$ 0.62	$ 0.59	$ 0.52	$ 0.61	$ 0.57	$ 1.20	$ 0.95
Operating Diluted EPS	$ 0.63	$ 0.60	$ 0.63	$ 0.62	$ 0.58	$ 1.23	$ 1.08
Cash Dividends per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.05	$ 0.20	$ 0.10
Book value per share (period end)	$ 21.03	$ 20.42	$ 18.51	$ 18.42	$ 17.96	$ 21.03	$ 17.96
Tangible book value per share (period end)	$ 17.24	$ 16.60	$ 14.42	$ 14.38	$ 13.89	$ 17.24	$ 13.89
Weighted average number of shares:
Basic	37,162,810	35,664,420	34,915,459	34,869,747	34,832,621	36,417,754	33,792,343
Diluted	37,489,348	36,040,240	35,293,035	35,194,739	35,153,311	36,744,190	34,107,298
Period-end number of shares	37,222,904	37,128,714	34,921,474	34,891,304	34,847,311	37,222,904	34,847,311
Market data:
High intraday price	$ 49.80	$ 49.50	$ 47.70	$ 36.20	$ 32.76	$ 49.80	$ 32.68
Low intraday price	$ 42.60	$ 41.60	$ 34.61	$ 28.90	$ 27.73	$ 41.60	$ 25.09
Period end closing price	$ 48.20	$ 46.10	$ 43.60	$ 34.95	$ 29.70	$ 48.20	$ 29.70
Average daily volume	169,617	242,982	191,894	166,841	215,409	205,998	234,141

PERFORMANCE RATIOS
Return on average assets	1.29%	1.24%	1.10%	1.35%	1.31%	1.27%	1.11%
Return on average common equity	11.95%	12.33%	11.06%	13.39%	13.08%	12.13%	11.24%
Earning asset yield (TE)	4.45%	4.38%	4.34%	4.35%	4.35%	4.42%	4.35%
Total cost of funds	0.52%	0.42%	0.38%	0.36%	0.35%	0.47%	0.34%
Net interest margin (TE)	3.95%	3.97%	3.95%	3.99%	4.01%	3.96%	4.02%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	27.81%	27.27%	27.32%	31.36%	32.01%	27.55%	31.25%
Efficiency ratio	61.02%	61.52%	67.05%	61.91%	63.11%	61.26%	68.46%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	10.58%	10.69%	9.38%	9.90%	10.06%	10.58%	10.06%
Tangible common equity to tangible assets	8.84%	8.86%	7.46%	7.90%	7.96%	8.84%	7.96%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.84%	8.86%	7.46%	7.90%	7.96%	8.84%	7.96%
Effect of goodwill and other intangibles	1.74%	1.82%	1.92%	2.00%	2.10%	1.74%	2.10%
Equity to assets (GAAP)	10.58%	10.69%	9.38%	9.90%	10.06%	10.58%	10.06%

OTHER PERIOD-END DATA
Banking Division FTE	1,082	1,039	1,014	987	1,000	1,082	1,000
Retail Mortgage Division FTE	268	252	254	254	239	268	239
Warehouse Lending Division FTE	8	8	9	5	6	8	6
SBA Division FTE	23	20	21	24	23	23	23
Premium Finance Division FTE	56	50	-	-	-	56	-
Total Ameris Bancorp FTE Headcount	1,437	1,369	1,298	1,270	1,268	1,437	1,268

Assets per Banking Division FTE	$ 6,837	$ 6,829	$ 6,797	$ 6,579	$ 6,221	$ 6,837	$ 6,221
Branch locations	97	97	97	99	102	97	102
Deposits per branch location	$ 59,726	$ 58,169	$ 57,476	$ 53,597	$ 50,780	$ 59,726	$ 50,780

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2017	2017	2016	2016	2016	2017	2016

INCOME STATEMENT

Interest income
Interest and fees on loans	$ 65,464	$ 61,521	$ 57,982	$ 57,322	$ 54,164	$ 126,985	$ 103,355
Interest on taxable securities	5,195	4,800	4,348	4,336	4,554	9,995	9,140
Interest on nontaxable securities	401	416	425	397	454	817	900
Interest on deposits in other banks	351	313	193	147	159	664	487
Interest on federal funds sold	-	-	8	8	9	0	17
Total interest income	71,411	67,050	62,956	62,210	59,340	138,461	113,899

Interest expense
Interest on deposits	$ 4,580	$ 3,763	$ 3,680	$ 3,074	$ 2,915	$ 8,343	$ 5,656
Interest on other borrowings	3,674	2,697	1,997	2,069	1,836	6,371	3,218
Total interest expense	8,254	6,460	5,677	5,143	4,751	14,714	8,874

Net interest income	63,157	60,590	57,279	57,067	54,589	123,747	105,025

Provision for loan losses	2,205	1,836	1,710	811	889	4,041	1,570

Net interest income after provision for loan losses	$ 60,952	$ 58,754	$ 55,569	$ 56,256	$ 53,700	$ 119,706	$ 103,455

Noninterest income
Service charges on deposit accounts	$ 10,616	$ 10,563	$ 11,036	$ 11,358	$ 10,436	$ 21,179	$ 20,351
Mortgage banking activity	13,943	11,215	9,878	14,067	14,142	25,158	24,353
Other service charges, commissions and fees	729	709	706	791	967	1,438	2,078
Gain(loss) on sale of securities	37	-	-	-	-	37	94
Other non-interest income	2,864	3,219	2,652	2,648	2,834	6,083	5,789
Total noninterest income	28,189	25,706	24,272	28,864	28,379	53,895	52,665

Noninterest expense
Salaries and employee benefits	29,132	27,794	25,137	27,982	27,531	56,926	53,718
Occupancy and equipment expenses	6,146	5,877	6,337	5,989	6,371	12,023	12,071
Data processing and telecommunications expenses	7,028	6,572	6,244	6,185	6,049	13,600	12,162
Credit resolution related expenses (1)	599	933	1,083	1,526	1,764	1,532	3,563
Advertising and marketing expenses	1,259	1,106	1,273	1,249	854	2,365	1,659
Amortization of intangible assets	1,013	1,036	1,044	993	1,319	2,049	2,339
Merger and conversion charges	-	402	17	-	-	402	6,359
Other non-interest expenses	10,562	9,373	13,542	9,275	8,471	19,935	16,088
Total noninterest expense	55,739	53,093	54,677	53,199	52,359	108,832	107,959

Income before income taxes	$ 33,402	$ 31,367	$ 25,164	$ 31,921	$ 29,720	$ 64,769	$ 48,161

Income tax expense	10,315	10,214	6,987	10,364	9,671	20,529	15,795

Net income	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 20,049	$ 44,240	$ 32,366

Diluted earnings available to common shareholders	0.62	0.59	0.52	0.61	0.57	1.20	0.95

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.
	2017	2017	2016	2016	2016

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$ 139,500	$ 127,164	$ 127,164	$ 123,270	$ 116,255
Federal funds sold and interest bearing deposits in banks	137,811	232,045	71,221	90,801	68,273
Investment securities available for sale, at fair value	818,693	830,765	822,735	838,124	843,646
Other investments	42,495	35,950	29,464	24,578	19,125
Loans held for sale	146,766	105,637	105,924	126,263	102,757

Loans, net of unearned income	4,230,228	3,785,480	3,626,821	3,091,039	2,819,071
Purchased loans (excluding loan pools)	950,499	1,006,935	1,069,191	1,129,381	1,193,635
Purchased loan pools	490,114	529,099	568,314	624,886	610,425
Less allowance for loan losses	(25,101)	(25,250)	(23,920)	(22,963)	(21,734)
Loans, net	5,645,740	5,296,264	5,240,406	4,822,343	4,601,397

Other real estate owned	11,483	10,466	10,874	10,392	13,765
Purchased other real estate owned	11,330	11,668	12,540	15,126	16,670
Total other real estate owned	22,813	22,134	23,414	25,518	30,435

Premises and equipment, net	121,108	121,610	121,217	122,191	123,978
Goodwill	125,532	125,532	125,532	122,545	121,422
Other intangibles, net	15,378	16,391	17,428	18,472	20,574
Deferred income taxes, net	41,124	41,505	40,776	37,626	39,286
Cash value of bank owned life insurance	78,834	78,442	78,053	77,637	77,095
Other assets	62,064	61,417	88,697	64,127	57,051
Total assets	$ 7,397,858	$ 7,094,856	$ 6,892,031	$ 6,493,495	$ 6,221,294

Liabilities
Deposits:
Noninterest-bearing	$ 1,672,918	$ 1,654,723	$ 1,573,389	$ 1,563,316	$ 1,553,972
Interest-bearing	4,120,479	3,987,646	4,001,774	3,742,782	3,625,560
Total deposits	5,793,397	5,642,369	5,575,163	5,306,098	5,179,532
Federal funds purchased & securities sold under
agreements to repurchase	18,400	40,415	53,505	42,647	37,139
Other borrowings	679,591	525,669	492,321	373,461	260,191
Subordinated deferrable interest debentures	84,889	84,559	84,228	83,898	83,570
Other liabilities	38,899	43,628	40,377	44,808	34,947
Total liabilities	6,615,176	6,336,640	6,245,594	5,850,912	5,595,379

Shareholders' equity
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	38,698	38,603	36,378	36,348	36,303
Capital surplus	505,803	503,543	410,276	409,630	408,549
Retained earnings	251,259	231,894	214,454	199,769	181,701
Accumulated other comprehensive income (loss)	1,421	(1,209)	(1,058)	10,449	12,960
Less treasury stock	(14,499)	(14,615)	(13,613)	(13,613)	(13,598)
Total shareholders' equity	782,682	758,216	646,437	642,583	625,915
Total liabilities and shareholders' equity	$ 7,397,858	$ 7,094,856	$ 6,892,031	$ 6,493,495	$ 6,221,294

Other Data
Earning Assets	6,816,606	6,525,911	6,293,670	5,925,072	5,656,932
Intangible Assets	140,910	141,923	142,960	141,017	141,996
Interest Bearing Liabilities	4,903,359	4,638,289	4,631,828	4,242,788	4,006,460
Average Assets	7,152,024	6,915,965	6,573,344	6,330,350	6,138,757
Average Common Stockholders' Equity	774,664	695,830	653,991	640,382	616,361

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2017	2017	2016	2016	2016	2017	2016

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$ 25,250	$ 23,920	$ 22,963	$ 21,734	$ 21,482	$ 23,920	$ 21,062

Provision for loan loss	2,205	1,836	1,710	811	889	4,041	1,570

Charge-offs	3,284	1,102	1,686	1,451	1,376	4,386	3,190
Recoveries	930	596	933	1,869	739	1,526	2,292
Net charge-offs (recoveries)	2,354	506	753	(418)	637	2,860	898

Ending balance	$ 25,101	$ 25,250	$ 23,920	$ 22,963	$ 21,734	$ 25,101	$ 21,734

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$ 701	$ 104	$ 726	$ 326	$ 541	$ 805	$ 947
Real estate - residential	963	216	239	292	123	1,179	591
Real estate - commercial & farmland	386	9	-	-	361	395	708
Real estate - construction & development	41	53	264	60	109	94	264
Consumer installment	438	164	159	74	59	602	118
Purchased loans (excluding loan pools)	755	556	298	699	183	1,311	562
Purchased loan pools	-	-	-	-	-	-	-
Total charge-offs	3,284	1,102	1,686	1,451	1,376	4,386	3,190

Recoveries
Commercial, financial & agricultural	221	69	121	119	87	290	160
Real estate - residential	73	61	23	40	14	134	328
Real estate - commercial & farmland	121	9	78	13	57	130	178
Real estate - construction & development	98	20	16	131	221	118	343
Consumer installment	44	17	8	78	16	61	41
Purchased loans (excluding loan pools)	373	420	687	1,488	344	793	1,242
Purchased loan pools	-	-	-	-	-	-	-
Total recoveries	930	596	933	1,869	739	1,526	2,292

Net charge-offs (recoveries)	$ 2,354	$ 506	$ 753	$ (418)	$ 637	$ 2,860	$ 898

Non-accrual loans (excluding purchased loans)	17,083	18,281	18,114	16,379	16,003	17,083	16,003
Non-accrual purchased loans	17,357	23,606	22,966	23,827	26,736	17,357	26,736
Non-accrual purchased loan pools	918	-	-	864	864	918	864
Foreclosed assets (excluding purchased assets)	11,483	10,466	10,874	10,392	13,765	11,483	13,765
Purchased other real estate owned	11,330	11,668	12,540	15,126	16,670	11,330	16,670
Accruing loans delinquent 90 days or more (excluding purchased loans)	1,784	933	-	-	-	1,784	-
Accruing purchased loans delinquent 90 days or more	147	-	-	-	-	147	-
Total non-performing assets	60,102	64,954	64,494	66,588	74,038	60,102	74,038

Non-performing assets as a percent of total assets	0.81%	0.92%	0.94%	1.03%	1.19%	0.81%	1.19%
Net charge offs as a percent of average loans (annualized)	0.17%	0.04%	0.06%	-0.04%	0.06%	0.11%	0.04%
Net charge offs, excluding purchased loans as a percent
of average loans (annualized)	0.20%	0.04%	0.14%	0.05%	0.12%	0.12%	0.13%

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Jun.	Mar.	Dec.	Sept.	Jun.
Loans by Type	2017	2017	2016	2016	2016
Commercial, financial & agricultural	$ 1,218,633	$ 1,061,599	$ 967,138	$ 625,947	$ 564,343
Real estate - construction & development	486,858	415,029	363,045	328,308	274,717
Real estate - commercial & farmland	1,519,002	1,458,110	1,406,219	1,297,582	1,248,580
Real estate - residential	857,069	726,795	781,018	766,933	680,233
Consumer installment	147,505	115,919	96,915	68,305	33,245
Other	1,161	8,028	12,486	3,964	17,953
Total Legacy (excluding purchased loans)	$ 4,230,228	$ 3,785,480	$ 3,626,821	$ 3,091,039	$ 2,819,071

Commercial, financial & agricultural	$ 87,612	$ 89,897	$ 96,537	$ 100,426	$ 103,407
Real estate - construction & development	73,567	82,378	81,368	89,319	96,264
Real estate - commercial & farmland	510,312	538,046	576,355	604,076	639,921
Real estate - residential	275,504	292,911	310,277	330,626	348,353
Consumer installment	3,504	3,703	4,654	4,934	5,690
Total Purchased loans (net of discounts)	$ 950,499	$ 1,006,935	$ 1,069,191	$ 1,129,381	$ 1,193,635

Commercial, financial & agricultural	$ -	$ -	$ -	$ -	$ -
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	490,114	529,099	568,314	624,886	610,425
Consumer installment	-	-	-	-	-
Total Purchased loan pools	$ 490,114	$ 529,099	$ 568,314	$ 624,886	$ 610,425

Total Loan Portfolio:
Commercial, financial & agricultural	$ 1,306,245	$ 1,151,496	$ 1,063,675	$ 726,373	$ 667,750
Real estate - construction & development	560,425	497,407	444,413	417,627	370,981
Real estate - commercial & farmland	2,029,314	1,996,156	1,982,574	1,901,658	1,888,501
Real estate - residential	1,622,687	1,548,805	1,659,609	1,722,445	1,639,011
Consumer installment	151,009	119,622	101,569	73,239	38,935
Other	1,161	8,028	12,486	3,964	17,953
Total Loans	$ 5,670,841	$ 5,321,514	$ 5,264,326	$ 4,845,306	$ 4,623,131

Troubled Debt Restructurings, excluding purchased loans:
Accruing loan types:
Commercial, financial & agricultural	$ 40	$ 42	$ 47	$ 53	$ 275
Real estate - construction & development	429	435	686	691	468
Real estate - commercial & farmland	4,859	3,944	4,119	5,535	5,802
Real estate - residential	6,829	9,220	9,340	7,713	8,226
Consumer installment	12	18	17	21	24
Total Accruing TDRs	$ 12,169	$ 13,659	$ 14,209	$ 14,013	$ 14,795

Non-accruing loan types:
Commercial, financial & agricultural	$ 136	$ 142	$ 114	$ 112	$ 86
Real estate - construction & development	34	34	35	35	36
Real estate - commercial & farmland	192	1,617	2,970	2,015	1,832
Real estate - residential	1,975	998	738	849	899
Consumer installment	133	129	130	120	113
Total Non-accrual TDRs	$ 2,470	$ 2,920	$ 3,987	$ 3,131	$ 2,966

Total Troubled Debt Restructurings	$ 14,639	$ 16,579	$ 18,196	$ 17,144	$ 17,761

The following table presents the loan portfolio by risk grade, excluding purchased loans:
Grade 10 - Prime credit	$ 490,514	$ 420,814	$ 414,564	$ 398,781	$ 349,725
Grade 15 - Good credit	631,141	587,180	539,147	190,389	191,574
Grade 20 - Satisfactory credit	1,875,308	1,718,749	1,669,998	1,608,265	1,493,561
Grade 23 - Performing, under-collateralized credit	15,386	20,889	23,186	22,763	23,665
Grade 25 - Minimum acceptable credit	1,147,786	958,623	907,588	797,148	687,817
Grade 30 - Other asset especially mentioned	32,871	37,298	29,172	31,764	32,468
Grade 40 - Substandard	37,116	41,821	43,067	41,929	40,261
Grade 50 - Doubtful	106	106	99	-	-
Grade 60 - Loss	-	-	-	-	-
Total	$ 4,230,228	$ 3,785,480	$ 3,626,821	$ 3,091,039	$ 2,819,071

The following table presents the purchased loan portfolio by risk grade:
Grade 10 - Prime credit	$ 5,959	$ 6,017	$ 6,536	$ 6,543	$ 6,899
Grade 15 - Good credit	39,391	38,179	40,786	42,257	45,245
Grade 20 - Satisfactory credit	327,449	365,434	334,353	341,544	364,624
Grade 23 - Performing, under-collateralized credit	22,058	22,081	27,475	31,841	33,817
Grade 25 - Minimum acceptable credit	459,903	476,954	569,026	604,272	620,489
Grade 30 - Other asset especially mentioned	41,869	43,450	35,032	50,691	61,227
Grade 40 - Substandard	53,870	54,820	55,983	52,233	61,302
Grade 50 - Doubtful	-	-	-	-	30
Grade 60 - Loss	-	-	-	-	2
Total	$ 950,499	$ 1,006,935	$ 1,069,191	$ 1,129,381	$ 1,193,635

The following table presents the purchased loan pools by risk grade:
Grade 20 - Satisfactory credit	$ 489,196	$ 528,181	$ 567,389	$ 624,022	$ 609,561
Grade 40 - Substandard	918	918	925	864	864
Total	$ 490,114	$ 529,099	$ 568,314	$ 624,886	$ 610,425

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2017	2017	2016	2016	2016	2017	2016

AVERAGE BALANCES

Federal funds sold	$ -	$ -	$ 5,261	$ 5,500	$ 7,186	$ -	$ 6,693
Interest bearing deposits in banks	121,810	147,385	122,538	85,051	96,906	134,527	149,360
Investment securities - taxable	766,375	759,850	770,373	767,421	766,006	763,130	747,137
Investment securities - nontaxable	63,210	65,374	66,566	68,325	69,664	64,286	69,244
Other investments	37,375	37,392	19,732	21,687	14,765	37,383	12,185
Loans held for sale	110,933	77,617	102,926	105,859	96,998	94,368	91,528
Loans	3,994,213	3,678,149	3,145,714	2,897,771	2,653,171	3,838,324	2,536,566
Purchased loans (excluding loan pools)	973,521	1,034,983	1,101,907	1,199,175	1,239,409	1,004,252	1,098,755
Purchased loan pools	516,949	547,057	590,617	629,666	630,503	530,480	628,840
Total Earning Assets	$ 6,584,386	$ 6,347,807	$ 5,925,634	$ 5,780,455	$ 5,574,608	$ 6,466,750	$ 5,340,308

Noninterest bearing deposits	$ 1,615,001	$ 1,604,495	$ 1,592,073	$ 1,546,211	$ 1,561,621	$ 1,609,777	$ 1,461,814
NOW accounts	1,154,364	1,169,567	1,253,849	1,085,828	1,087,442	1,161,924	1,112,259
MMDA	1,621,487	1,486,972	1,435,958	1,435,151	1,413,503	1,554,601	1,345,851
Savings accounts	278,666	268,741	262,782	266,344	265,936	273,731	258,522
Retail CDs < $100,000	441,556	444,195	445,132	431,570	437,899	442,868	436,580
Retail CDs > $100,000	560,320	517,354	497,113	451,115	439,954	538,956	424,757
Brokered CDs	-	-	3,750	5,000	5,000	-	3,049
Total Deposits	5,671,394	5,491,324	5,490,657	5,221,219	5,211,355	5,581,857	5,042,832

Federal funds purchased and securities sold
under agreements to repurchase	27,088	42,589	44,000	37,305	43,286	$ 34,796	$ 48,037
FHLB advances	483,583	525,583	222,426	265,202	104,195	504,467	56,922
Other borrowings	75,625	47,738	38,728	49,345	51,970	61,758	47,033
Subordinated deferrable interest debentures	84,710	84,379	84,050	83,719	83,386	84,545	77,988
Total Non-Deposit Funding	671,006	700,289	389,204	435,571	282,837	685,566	229,980

Total Funding	$ 6,342,400	$ 6,191,613	$ 5,879,861	$ 5,656,790	$ 5,494,192	$ 6,267,423	$ 5,272,812

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2017	2017	2016	2016	2016	2017	2016

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$ -	$ -	$ 8	$ 8	$ 9	$ -	$ 17
Interest bearing deposits in banks	351	313	193	147	159	664	487
Investment securities - taxable	5,195	4,800	4,348	4,336	4,554	9,995	9,140
Investment securities - nontaxable (TE)	617	640	654	536	613	1,257	1,215
Loans held for sale	1,058	653	989	826	821	1,711	1,576
Loans (TE)	47,255	43,157	37,418	33,672	31,531	90,412	60,215
Purchased loans (excluding loan pools)	14,765	15,173	17,015	19,296	18,859	29,938	34,052
Purchased loan pools	3,786	3,832	3,950	4,346	3,730	7,618	8,874
Total Earning Assets	$ 73,027	$ 68,568	$ 64,575	$ 63,167	$ 60,276	$ 141,595	$ 115,576

Accretion Income (included above)	2,896	2,810	3,370	3,604	4,196	5,706	7,138

INTEREST EXPENSE
Non-interest bearing deposits	$ -	$ -	$ -	$ -	$ -	$ -	$ -
NOW accounts	520	497	613	433	439	1,017	907
MMDA	2,008	1,538	1,405	1,241	1,168	3,546	2,208
Savings accounts	45	43	44	45	45	88	88
Retail CDs < $100,000	636	562	553	493	476	1,198	988
Retail CDs > $100,000	1,371	1,123	1,060	854	779	2,494	1,455
Brokered CDs	-	-	6	8	8	0	10
Total Deposits	4,580	3,763	3,681	3,074	2,915	8,343	5,656

Federal funds purchased and securities sold
under agreements to repurchase	13	20	21	18	24	33	59
FHLB advances	1,238	907	328	393	155	2,145	178
Other borrowings	1,158	559	432	479	484	1,717	854
Subordinated deferrable interest debentures	1,265	1,211	1,216	1,179	1,173	2,476	2,127
Total Non-Deposit Funding	3,674	2,697	1,997	2,069	1,836	6,371	3,218

Total Funding	$ 8,254	$ 6,460	$ 5,678	$ 5,143	$ 4,751	$ 14,714	$ 8,874

Net Interest Income (TE)	$ 64,773	$ 62,108	$ 58,897	$ 58,024	$ 55,525	$ 126,881	$ 106,702

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
	2017	2017	2016	2016	2016	2017	2016
YIELDS (1)

Federal funds sold	0.00%	0.00%	0.60%	0.58%	0.50%	0.00%	0.51%
Interest bearing deposits in banks	1.16%	0.86%	0.63%	0.69%	0.66%	1.00%	0.66%
Investment securities - taxable	2.72%	2.56%	2.25%	2.25%	2.39%	2.64%	2.46%
Investment securities - nontaxable	3.91%	3.97%	3.91%	3.12%	3.54%	3.94%	3.53%
Loans held for sale	3.83%	3.41%	3.82%	3.10%	3.40%	3.66%	3.46%
Loans	4.75%	4.76%	4.73%	4.62%	4.78%	4.75%	4.77%
Purchased loans (excluding loan pools)	6.08%	5.95%	6.14%	6.40%	6.12%	6.01%	6.23%
Purchased loan pools	2.94%	2.84%	2.66%	2.75%	2.38%	2.90%	2.84%
Total Earning Assets	4.45%	4.38%	4.34%	4.35%	4.35%	4.42%	4.35%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.18%	0.17%	0.19%	0.16%	0.16%	0.18%	0.16%
MMDA	0.50%	0.42%	0.39%	0.34%	0.33%	0.46%	0.33%
Savings accounts	0.06%	0.06%	0.07%	0.07%	0.07%	0.06%	0.07%
Retail CDs < $100,000	0.58%	0.51%	0.49%	0.45%	0.44%	0.55%	0.46%
Retail CDs > $100,000	0.98%	0.88%	0.85%	0.75%	0.71%	0.93%	0.69%
Brokered CDs	0.00%	0.00%	0.64%	0.64%	0.64%	0.00%	0.66%
Total Deposits	0.32%	0.28%	0.27%	0.23%	0.22%	0.30%	0.23%

Federal funds purchased and securities sold
under agreements to repurchase	0.19%	0.19%	0.19%	0.19%	0.22%	0.19%	0.25%
FHLB advances	1.03%	0.70%	0.59%	0.59%	0.60%	0.86%	0.63%
Other borrowings	6.14%	4.75%	4.44%	3.86%	3.75%	5.61%	3.65%
Subordinated deferrable interest debentures	5.99%	5.82%	5.76%	5.60%	5.66%	5.91%	5.48%
Total Non-Deposit Funding	2.20%	1.56%	2.04%	1.89%	2.61%	1.87%	2.81%

Total funding (2)	0.52%	0.42%	0.38%	0.36%	0.35%	0.47%	0.34%

Net interest spread	3.93%	3.96%	3.95%	3.99%	4.00%	3.94%	4.01%

Net interest margin (3)	3.95%	3.97%	3.95%	3.99%	4.01%	3.96%	4.02%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on total average funding including non-interest bearing deposits.
(3) Rate calculated based on average earning assets.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Adjusted Operating Net Income Reconciliation	2017	2017	2016	2016	2016	2017	2016

Net income available to common shareholders	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 20,049	$ 44,240	$ 32,366

Merger and conversion charges	-	402	17	-	-	402	6,359
Certain compliance resolution expenses	-	-	5,750	-	-	-	-
Losses (gains) on the sale of premises	570	295	430	238	401	865	324
Tax effect of management-adjusted charges	(199)	(244)	(2,169)	(83)	(140)	(443)	(2,339)
Plus: After tax management-adjusted charges	371	453	4,028	155	261	824	4,344

Adjusted Operating Net income	23,458	21,606	22,205	21,712	20,310	45,064	36,710

Adjusted operating net income per diluted share:	$ 0.63	$ 0.60	$ 0.63	$ 0.62	$ 0.58	$ 1.23	$ 1.08
Adjusted operating return on average assets	1.32%	1.27%	1.34%	1.36%	1.33%	1.29%	1.26%
Adjusted operating return on average common
tangible equity	14.86%	15.84%	17.25%	17.31%	17.25%	15.31%	16.36%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Net Interest Margin and Yields on Total Loans	2017	2017	2016	2016	2016	2017	2016
Excluding Accretion Reconciliation

Total Interest Income (TE)	$ 73,027	$ 68,568	$ 64,575	$ 63,167	$ 60,276	$ 141,595	$ 115,576
Accretion Income	2,896	2,810	3,370	3,604	4,196	5,706	7,138
Total Interest Income (TE) Excluding Accretion	$ 70,131	$ 65,758	$ 61,205	$ 59,563	$ 56,080	$ 135,889	$ 108,438

Total Interest Expense	$ 8,254	$ 6,460	$ 5,677	$ 5,143	$ 4,751	$ 14,714	$ 8,874
Net Interest Income (TE) Excluding Accretion	$ 61,877	$ 59,298	$ 55,528	$ 54,420	$ 51,329	$ 121,175	$ 99,564

Yield on Total Loans (TE) Excluding Accretion	4.59%	4.56%	4.51%	4.49%	4.42%	4.57%	4.51%

Net Interest Margin (TE) Excluding Accretion	3.77%	3.79%	3.73%	3.75%	3.70%	3.78%	3.75%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Management-Adjusted Operating Expenses	2017	2017	2016	2016	2016	2017	2016

Total operating expenses	55,739	53,093	54,677	53,199	52,359	108,832	107,959
Less: Management-adjusted charges
Merger and conversion expenses	-	(402)	(17)	-	-	(402)	(6,359)
Certain compliance resolution expenses	-	-	(5,750)	-	-	-	-
Gains/(Losses) on the sale of premises	(570)	(295)	(430)	(238)	(401)	(865)	(324)

Management-adjusted operating expenses	$ 55,169	$ 52,396	$ 48,480	$ 52,961	$ 51,958	$ 107,565	$ 101,276

Management-adjusted operating efficiency ratio (TE)	59.37%	59.67%	58.29%	60.95%	61.93%	59.51%	63.59%

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Tangible Book Value per Share Reconciliation	2017	2017	2016	2016	2016	2017	2016

Total shareholders' equity	$ 782,682	$ 758,216	$ 646,437	$ 642,583	$ 625,915	$ 782,682	$ 625,915
Less: Goodwill	125,532	125,532	125,532	122,545	121,422	$ 125,532	121,422
Less:Other intangibles, net	15,378	16,391	17,428	18,472	20,574	15,378	20,574
Total tangible shareholders' equity	$ 641,772	$ 616,293	$ 503,477	$ 501,566	$ 483,919	$ 641,772	$ 483,919

Period-end number of shares	37,222,904	37,128,714	34,921,474	34,891,304	34,847,311	37,222,904	34,847,311

Tangible book value per share (period end)	$ 17.24	$ 16.60	$ 14.42	$ 14.38	$ 13.89	$ 17.24	$ 13.89

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	Jun.	Mar.	Dec.	Sept.	Jun.	Jun.	Jun.
Segment Reporting	2017	2017	2016	2016	2016	2017	2016

Banking Division:
Net interest income	$ 51,800	$ 50,126	$ 50,528	$ 51,653	$ 49,820	$ 101,926	$ 96,303
Provision for loan losses	1,491	1,982	502	57	733	3,473	1,414
Noninterest income	12,954	13,013	13,466	13,949	13,018	25,967	25,753
Noninterest expense:
Salaries and employee benefits	19,359	18,844	17,084	18,323	18,428	38,203	37,417
Occupancy	5,427	5,257	5,668	5,490	5,901	10,684	11,051
Data Processing	6,378	6,043	5,841	5,794	5,685	12,421	11,505
Other expenses	10,209	9,241	15,398	11,533	11,071	19,450	27,507
Total noninterest expense	41,373	39,385	43,991	41,140	41,085	80,758	87,480
Income before income taxes	21,890	21,772	19,501	24,405	21,020	43,662	33,162
Income Tax	6,095	6,856	5,005	7,733	6,626	12,951	10,545
Net income	$ 15,795	$ 14,916	$ 14,496	$ 16,672	$ 14,394	$ 30,711	$ 22,617

Retail Mortgage Division:
Net interest income	$ 3,470	$ 2,976	$ 3,032	$ 2,625	$ 2,554	$ 6,446	$ 4,984
Provision for loan losses	347	8	33	447	93	355	93
Noninterest income	13,053	10,513	9,036	13,198	13,304	23,566	22,928
Noninterest expense:
Salaries and employee benefits	7,763	7,216	7,098	8,940	8,304	14,979	14,651
Occupancy	610	519	602	433	405	1,129	893
Data Processing	440	317	326	364	338	757	610
Other expenses	888	1,141	1,093	1,303	1,133	2,029	2,089
Total noninterest expense	9,701	9,193	9,119	11,040	10,180	18,894	18,243
Income before income taxes	6,475	4,288	2,916	4,336	5,585	10,763	9,576
Income Tax	2,361	1,501	1,021	1,518	1,955	3,862	3,352
Net income	$ 4,114	$ 2,787	$ 1,895	$ 2,818	$ 3,630	$ 6,901	$ 6,224

Warehouse Lending Division:
Net interest income	$ 1,254	$ 1,105	$ 1,706	$ 1,848	$ 1,481	$ 2,359	$ 2,408
Provision for loan losses	176	(232)	496	94	-	(56)	-
Noninterest income	438	319	462	555	440	757	773
Noninterest expense:
Salaries and employee benefits	127	147	220	103	108	274	296
Occupancy	1	1	1	1	1	2	2
Data Processing	25	27	32	26	25	52	45
Other expenses	54	32	29	26	26	86	51
Total noninterest expense	207	207	282	156	160	414	394
Income before income taxes	1,309	1,449	1,390	2,153	1,761	2,758	2,787
Income Tax	472	507	487	754	616	979	975
Net income	$ 837	$ 942	$ 904	$ 1,399	$ 1,145	$ 1,779	$ 1,812

SBA Division:
Net interest income	$ 885	$ 907	$ 949	$ 941	$ 734	$ 1,792	$ 1,330
Provision for loan losses	51	48	571	213	63	99	63
Noninterest income	1,718	1,815	1,308	1,162	1,617	3,533	3,211
Noninterest expense:
Salaries and employee benefits	890	591	735	616	691	1,481	1,354
Occupancy	54	51	64	65	64	105	125
Data Processing	2	1	1	1	1	3	2
Other expenses	259	211	170	181	178	470	361
Total noninterest expense	1,205	854	970	863	934	2,059	1,842
Income before income taxes	1,347	1,820	716	1,027	1,354	3,167	2,636
Income Tax	472	637	251	359	474	1,109	923
Net income	$ 875	$ 1,183	$ 465	$ 668	$ 880	$ 2,058	$ 1,713

Premium Finance Division:
Net interest income	$ 5,748	$ 5,476	$ 1,064	$ -	$ -	$ 11,224	$ -
Provision for loan losses	140	30	108	-	-	170	-
Noninterest income	26	46	-	-	-	72	-
Noninterest expense:
Salaries and employee benefits	993	996	-	-	-	1,989	-
Occupancy	54	49	2	-	-	103	-
Data Processing	183	184	44	-	-	367	-
Other expenses	2,023	2,225	269	-	-	4,248	-
Total noninterest expense	3,253	3,454	315	-	-	6,707	-
Income before income taxes	2,381	2,038	641	-	-	4,419	-
Income Tax	915	713	224	-	-	1,628	-
Net income	$ 1,466	$ 1,325	$ 417	$ -	$ -	$ 2,791	$ -

Total Consolidated:
Net interest income	$ 63,157	$ 60,590	$ 57,279	$ 57,067	$ 54,589	$ 123,747	$ 105,025
Provision for loan losses	2,205	1,836	1,710	811	889	4,041	1,570
Noninterest income	28,189	25,706	24,272	28,864	28,379	53,895	52,665
Noninterest expense:
Salaries and employee benefits	29,132	27,794	25,137	27,982	27,531	56,926	53,718
Occupancy	6,146	5,877	6,337	5,989	6,371	12,023	12,071
Data Processing	7,028	6,572	6,244	6,185	6,049	13,600	12,162
Other expenses	13,433	12,850	16,959	13,043	12,408	26,283	30,008
Total noninterest expense	55,739	53,093	54,677	53,199	52,359	108,832	107,959
Income before income taxes	33,402	31,367	25,164	31,921	29,720	64,769	48,161
Income Tax	10,315	10,214	6,987	10,364	9,671	20,529	15,795
Net income	$ 23,087	$ 21,153	$ 18,177	$ 21,557	$ 20,049	$ 44,240	$ 32,366

CONTACT: Dennis J. Zember Jr., Executive Vice President, CFO & COO, (229) 890-1111